Exhibit 10.4

LOAN AGREEMENT

THIS AGREEMENT is made as of this 31st day of December 2014, by and between ECO INTEGRATED TECHNOLOGIES, INC., a Delaware corporation having its principal office at 2600 Michelson Drive, Suite 780, Irvine, California 92612 (the “Lender”) and ECO ENVIRO TECHNOLOGIES INTERNATIONAL LIMITED, a Hong Kong corporation, having its principal office at 1901 Lyndhurst Terrace, Lyndhurst Tower 1, Central, Hong Kong (the “Borrower”).

W I T N E S S E T H:

WHEREAS, the Borrower is seeking funding to support commercialization of the TCOM (“TCOM”) waste conversion process in international markets;

WHEREAS, the Lender holds a license to utilize and deploy the TCOM technology in the U.S. and stands to benefit from broad acceptance of the technology;

WHEREAS, the Borrower holds an exclusive global license to utilize and deploy the TCOM technology in any and all markets outside the U.S. and stands to benefit from broad acceptance of the technology;

WHEREAS, the Borrower has requested funding to date, and may request funding in the future, and the Lender has loaned funds to date, and may loan funds in the future in the form of direct loans to the Borrower and direct payments to the Borrower’s vendors all with a view to investments and expenditures of the Borrower approved by the Lender (the “Approved Purposes”);

WHEREAS, the Borrower is seeking funding from other sources (“Third Party Financing”) to fund waste projects which the parties believe may be available to support the Approved Purposes;

WHEREAS, pending receipt of funding from Third Party Financing, the Lender has advanced, and is willing to advance, funds to support the Approved Purposes;

WHEREAS, in consideration of the risk undertaken by the Lender in advancing funds hereunder, the parties consider it appropriate to grant to the Lender a warrant (the “Warrant”), exercisable at the Lender’s sole discretion, to purchase equity ownership in the Borrower;

WHEREAS, the Borrower has borrowed funds from the Lender to date and may, from time to time in the future, request loans from the Lender to be used for the payment of expenses and capital investments by the Borrower for Approved Purposes and the parties wish to provide for the terms and conditions upon which such loans have been made or shall be made.

NOW, THEREFORE, in consideration of loans made to date and any loan hereafter made to the Borrower by the Lender, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

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I.	DEFINITIONS AND OTHER TERMS.

As used herein, the following terms shall have the following meanings (such meanings shall be equally applicable to the singular and plural forms of the terms used, as the context requires):

“Agreement” means this Loan Agreement, as amended or otherwise modified from time to time.

“Applicable Rate” means an interest rate per annum of ten percent (10%); provided, however, that so long as an Event of Default has occurred and is continuing, the Applicable Rate shall be the lesser of eighteen percent (18%) per annum or the maximum rate permissible under applicable law.

“Loan Documents” shall mean this Agreement, the Note and the Warrant or other documents pertaining to the Loans contemplated herein.

“Maturity Date” shall mean December 31, 2016.

“Warrant Coverage Rate” shall mean a non-diluting one-half percent (0.5%) equity ownership interest for each $10,000 (or portion thereof) of principal advanced under this Agreement.

II.	LOANS.

A.           Lender Commitment. Subject to the terms and conditions of this Agreement, the Lender agrees to make such loans (individually each a “Loan” and collectively the “Loans”) to the Borrower as the Borrower may from time to time request; provided that all amounts loaned shall be used exclusively to advance Approved Purposes. Loans may take the form of funds advanced directly to the Borrower or amounts paid on the Borrower’s behalf and at the Borrower’s request to vendors, suppliers, service providers and others.

B.           Requests for Loans.

1.           Loans shall be requested in writing.

2.           With respect to each Loan request, the Borrower shall provide the Lender with written instructions indicating (i) the amount requested, (ii) the manner in which such Loan proceeds will be disbursed (i.e., direct advance of funds to the Borrower, payment of amounts on the Borrower’s behalf, etc.), (iii) delivery instructions with respect to funds requested (i.e., wiring instructions, physical delivery address, etc.), and (iv) a description of the Approved Purpose to which such Loan proceeds shall be applied, including invoices (or other evidence) reflecting expenditures, or planned expenditures, pertaining to Approved Purposes in the amount of the Loan requested.

C.           Maximum Loan Availability. Notwithstanding any other provision of this Agreement, the aggregate principal amount of the Loans hereunder shall be determined at the

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sole discretion of the Lender and nothing herein shall obligate the Lender to Loan sums in excess of amounts previously loaned.

D.           Interest.

1.           The unpaid principal amount of each Loan shall bear interest until paid at the Applicable Rate.

2.           Interest on the unpaid principal amount of each Loan shall accrue from and including the date funds are deposited, amounts are advanced on the Borrower’s behalf or credits are otherwise available to the Borrower, but not including the date such Loan is paid. Interest and any fee shall be calculated on the basis of a year consisting of 365 days and paid for actual days elapsed.

E.           All Loans One Obligation. All the Loans under this agreement shall constitute one Loan. The Borrower agrees that all of the rights of Lender set forth in this Agreement shall apply to any modification of or supplement to this Agreement unless otherwise agreed in writing.

F.           Payments. Subject to the provisions of Sections II.G. and II.I. below, all Loans, including interest accrued thereon, shall be repayable by the Borrower:

(i) in monthly installments in amounts equal to twenty percent (20%) of the Net Income of the Borrower for the preceding calendar month with the first installment being due by January 15, 2016, pertaining to Net Income in December 2016, and by the fifteenth day of each succeeding calendar month; and

(ii) any unpaid principal and accrued interest on all Loans shall be payable in full on the Maturity Date.

All payments shall be applied first to expenses, if any, of collection, then to accrued and unpaid interest and then to principal. All payments by the Borrower hereunder shall be made without set-off or counterclaim and shall be made to the Lender at its above-indicated address, or at such other place as may be designated by the Lender to the Borrower.

G.           Prepayment. All Loans, including accrued interest, shall be repaid by Borrower prior to the Maturity Date within five (5) business days following receipt by the Borrower of proceeds from Third Party Financing; provided that the amount required to be so repaid on receipt of such proceeds shall not exceed the lesser of (i) the proceeds received by the Borrower from such Third Party Financing, or (ii) the balance owing on all Loans, including accrued interest. In addition, the Borrower may, at its election, repay the Loans in whole or in part at any time prior to the Maturity Date without premium or penalty.

H.           Promissory Note. The obligation of the Borrower to repay the Loans will be evidenced by a promissory note (the “Note”) in the form attached hereto as Exhibit A. The Borrower shall execute and deliver said Note to the Lender. The Lender shall insert on Schedule 1 of the Note the dates and amounts of all advances of Loans and payments with respect to the Loans, which schedule shall be conclusive evidence of amounts borrowed under this Agreement.

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I.            Default. The occurrence of any of the following shall constitute an “Event of Default” under this Agreement and under the Note:

1.           The Borrower shall fail to pay (i) any principal payment owed hereunder on the due date required hereunder, (ii) any interest payment owed hereunder on the due date required hereunder, or (iii) any other payment required under the terms of this Agreement or the Note on the due date for such payment, and such payment shall not have been made within five (5) days after the Borrower’s receipt of the Lender’s written notice to the Borrower of such failure to pay (any such event being referred to as a “Payment Default”); or

2.           The Borrower shall fail to observe or perform any other covenant, obligation, condition or agreement contained in this Agreement or the Note (other than those specified in Section II.I.1. of this Agreement) and such failure shall continue for ten (10) days after written notice thereof is delivered to the Borrower by a holder of the Note; or

3.           The Borrower shall:

(i)          apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property;

(ii)         be unable, or admit in writing its inability, to pay its debts generally as they mature;

(iii)        make a general assignment for the benefit of any of its creditors;

(iv)        commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it; or

(v)         take any action for the purpose of effecting any of the foregoing; or

4.           Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Borrower or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Borrower or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect, shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within sixty (60) days after commencement.

J.            Rights of Holder Upon Default. Upon the occurrence or existence of any Event of Default (other than an Event of Default under Sections II.I.3 or II.I.4) and at any time thereafter during the continuance of such Event of Default, the Lender may, by written notice to the Borrower, declare all outstanding amounts payable by the Borrower under this Agreement to

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be immediately due and payable without presentment, demand, protest, notice of intent to accelerate, or any other notice of any kind, all of which are hereby expressly waived. Upon the occurrence or existence of any Event of Default described in Sections II.I.3 or II.I.4 hereof, immediately and without notice, all outstanding amounts payable by the Borrower under this Agreement and the Note shall automatically become immediately due and payable, without presentment, demand, protest, notice of intent to accelerate, or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, the Lender may exercise any other right, power or remedy permitted to it by the UCC, or otherwise available at law or in equity or both.

III.	WARRANT.

As additional consideration for advances of sums under this Agreement, the Borrower hereby agrees to issue to the Lender a Warrant, in the form attached hereto as Exhibit B, to purchase shares of common equity of the Borrower at a price of $0.01 per share. The Warrant shall evidence a right to purchase, for a period of five years, the number of shares of common equity of the Borrower equating to the Warrant Coverage Rate. As an example, if the Borrower advances $45,000 hereunder, based on a Warrant Coverage Rate of 0.5% per $10,000 or any portion thereof, the Warrant would be exercisable to purchase shares of common equity of the Borrower equal to two and one-quarter percent (2.25%) of the total outstanding common equity of the Borrower.

IV.	GENERAL.

A.           No Waiver by Lender; Amendments. No failure or delay on the part of the Lender in the exercise of any power or right, and no course of dealing between the Borrower and the Lender, shall operate as a waiver of such power or right, nor shall any single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrower not required hereunder shall in any event entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of the Lender to any other or further action in any circumstances without notice or demand. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed and delivered by the Lender. Any waiver of any provision of this Agreement, and any consent to any departure by the Borrower from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which given.

B.           Miscellaneous.

1.           This Agreement shall inure to the benefit of, and be binding upon, the parties hereto, their respective permitted heirs, legal representatives, successors and assigns.

2.           This document contains the entire agreement between the Lender and the Borrower with respect to Loans and supersedes any and all prior or contemporaneous agreements or understandings, whether written or oral.

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3.           This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California.

4.           This Agreement may be amended or modified only by written instrument duly executed by the Lender and the Borrower.

5.           Any notice, demand or request provided for or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed to have been properly given: (a) upon receipt, if hand delivered; (b) five (5) days after deposit thereof at any main or branch United States Post Office, if sent by United States registered or certified mail, return receipt requested; (c) on the first business day following deposit thereof at the office of a nationally recognized overnight delivery service, if sent by such service; or (d) upon confirmation of receipt, if sent by facsimile, addressed as follows:

Lender:	ECO Integrated Technologies, Inc.
2600 Michelson Drive, Suite 780
Irvine, California 92612
Attn: Jess Rae Booth

Borrower:	ECO Enviro Technologies International Limited
No. 8B Jianguomenwai Da Kie, Regent Court, Rm. 17E
Chaoyang District, Beijing, China 100022

or

2600 Michelson Drive, Suite 780
Irvine, California 92612
Attn: Tony Sudol

6.           In the event that any one or more of the provisions, paragraphs, words, clauses, phrases or sentences contained in this Agreement, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, paragraph, word, clause, phrase or sentence in every other respect, and of the remaining provisions, paragraphs, words, clauses, phrases or sentences of this Agreement, shall not be in any way impaired, it being the intention of the parties that this Agreement shall be enforceable to the fullest extent permitted by law.

7.           Time is of the essence of this Agreement and each and every provision hereof. If the performance of any obligation required hereunder or the last day of any time period as determined in accordance with the terms and provisions hereof is to occur on a Saturday, Sunday or legal holiday under the laws of the United States or of the State of California, then the day on which the performance of any such obligation is to occur or the last day of any such time period, as the case may be, shall be extended to the next succeeding business day.

8.           This Agreement may be executed in any number of counterparts, any or all of which may contain the signature of any one of the parties and all of which shall be construed together as a single instrument. A facsimile copy or photocopy of this Agreement

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containing a facsimile copy or photocopy of the signatures or initials of any party shall be deemed to be sufficient evidence of that party’s action or intent.

9.           In connection with any litigation or dispute arising out of this Agreement, the prevailing party shall be entitled to recover all costs incurred, including reasonable attorneys’ fees and costs.

10.          The Section headings contained herein are for convenience of reference only and are not intended to define, limit or describe the scope or intent of any provision of this Agreement.

IN WITNESS whereof, the parties have duly executed this Loan Agreement the day and year first are written.

ECO Enviro Technologies International Limited
(“Borrower”)

By:	/s/ Anthony C. Sudol III
Name:	Anthon C. Sudol III
Its:	President

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EXHIBIT A

PROMISSORY NOTE

Irvine, California

December 31, 2014

FOR VALUE RECEIVED, the undersigned, ECO ENVIRO TECHNOLOGIES INTERNATIONAL LIMITED, a Hong Kong corporation (the “Borrower”), promises to pay to the order of ECO INTEGRATED TECHNOLOGIES, INC., a Delaware corporation (the payee, its successors and assigns are hereinafter called the “Lender”), at 2600 Michelson Drive, Suite 780, Irvine, California 92612 or at such other place as may be designated in writing by the Lender, the principal sums advanced as set forth on Schedule 1 attached hereto, together with interest thereon at the rates hereinafter stated:

Prior to Default, advances under this Note will bear interest from the date of advance at the per annum rate equal to ten percent (10%). The entire unpaid principal balance of this Note plus all accrued and unpaid interest thereon will be due and payable on the Maturity Date or such earlier date as shall be prescribed by Section II of the Loan Agreement.

Unless otherwise defined in this Note, all terms defined or referenced in that certain Loan Agreement of even date herewith (the “Loan Agreement”), among the Borrower and the Lender, will have the same meanings in this Note as in the Loan Agreement.

This Note is executed and delivered in connection with the Loan Agreement. Advances and payments hereunder may, at the option of the Lender, be recorded on Schedule 1 to this Note or on the books and records of the Lender and will be prima facie evidence of said advances, payments and unpaid balance of this Note. All payments will first be applied to the payment of accrued interest and the balance will be applied in reduction of the principal balance hereof provided that no payment will be applied to this Note until received by the Lender in collected funds. All advances made or to be made under this Note will be made subject to the terms and conditions stated in the Loan Agreement.

The Borrower will have the right at any time to prepay this Note in whole or in part, without premium or penalty, but with interest accrued to the date of prepayment.

The Borrower agrees that if, and as often as, this Note is placed in the hands of an attorney for collection or to defend or enforce any of the Lender’s rights hereunder or under any instrument securing payment of this Note, the Borrower will pay the Lender’s reasonable attorneys’ fees, all court costs and all other expenses incurred by the Lender in connection therewith.

During the continuance of an event of Default, all amounts due under this Note will bear interest at the per annum rate equal to the lesser of eighteen percent (18%) or the maximum rate permitted under applicable law, and such interest which has accrued will be paid

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at the time of and as a condition precedent to curing any Default hereunder. During the existence of any such Default, the Lender may apply any payments received on any amount due hereunder or under the terms of any instrument now or hereafter evidencing or securing this indebtedness as the Lender determines from time to time.

This Note is issued by the Borrower and accepted by the Lender pursuant to a lending transaction negotiated, consummated and to be performed in Irvine, Orange County, California. Payment of this Note is secured by and subject to the terms and conditions of the Loan Documents. This Note is to be construed according to the internal laws of the State of California. All actions with respect to this Note, the Loan Documents or any other instrument securing payment of this Note may be instituted in the courts of the State of California sitting in Orange County, California, or the United States District Court sitting in Irvine, California, as the Lender may elect, and by execution and delivery of this Note, the Borrower irrevocably and unconditionally submits to the jurisdiction (both subject matter and personal) of each such court and irrevocably and unconditionally waives: (a) any objection the Borrower might now or hereafter have to the venue in any such court; and (b) any claim that any action or proceeding brought in any such court has been brought in an inconvenient forum.

On the occurrence of any event of Default under any of the Loan Documents or any other instrument securing payment of this Note which is not timely cured as provided in the Loan Agreement, at the option of the Lender, the entire indebtedness evidenced by this Note will become immediately due, payable and collectible then or thereafter as the Lender might elect, regardless of the date of maturity hereof. Failure by the Lender to exercise such option will not constitute a waiver of the right to exercise the same in the event of any subsequent default.

The makers, endorsers, sureties and all other persons who may become liable for all or any part of this obligation severally waive presentment for payment, protest and notice of nonpayment. Said parties consent to any extension of time (whether one or more) of payment hereof, release of all or any part of the security for the payment hereof or release of any party liable for the payment of this obligation. Any such extension or release may be made without notice to any such party and without discharging such party’s liability hereunder.

(SIGNATURE PAGE TO FOLLOW)

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SIGNATURE PAGE TO PROMISSORY NOTE

IN WITNESS WHEREOF, the Borrower has executed this instrument effective the date first above written.

ECO ENVIRO TECHNOLOGIES
INTERNATIONAL LIMITED
a Hong Kong corporation

By:	/s/ Anthony C. Sudol, III
Name:	Anthony C. Sudol, III
Title:	President and CEO

(the “Borrower”)

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SCHEDULE 1

Date	Advances	Payments

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EXHIBIT B

NEITHER THIS WARRANT REPRESENTED BY THIS CERTIFICATE NOR THE SHARES OF COMMON EQUITY ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED OR QUALIFIED FOR SALE UNDER APPLICABLE SECURITIES LAWS. NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON THE EXERCISE OF THIS WARRANT MAY BE SOLD OR TRANSFERRED EXCEPT IN ACCORDANCE WITH APPLICABLE SECURITIES LAWS.

WARRANT to Purchase COMMON Equity of

ecO ENVIRO TECHNOLOGIES INTERNATIONAL LIMITED

December 31, 2014

THIS CERTIFIES that, for value received, ECO INTEGRATED TECHNOLIGIES, INC. (together with its successors and assigns, the “Holder”) is entitled, subject to the terms and conditions set forth below, to subscribe for and purchase the number, as specified in Section 2.2 hereof, of fully paid and non-assessable Common Shares (as defined below) of ECO Enviro Technologies International Limited, a Hong Kong corporation (together with its successors and assigns, the “Company”), subject to adjustment in accordance with Section 2.7, at a purchase price per Common Share equal to $0.01 per share (the “Exercise Price”).

This warrant (this “Warrant”) expires at 5:00 p.m., Irvine, California time, on the Expiration Date (as defined below).

ARTICLE I
DEFINITIONS

1.1          Definitions. As used herein, the following terms shall have the meanings set forth below:

“Common Shares” shall mean and include shares of common stock of the Company, or any such other securities (equity or debt) of the Company having the rights commonly associated with the common stock of a corporation formed under California law.

“Company” shall have the meaning set forth in the introduction hereto.

“Exercise Date” shall have the meaning set forth in Section 2.1.

“Exercise Price” shall have the meaning set forth in the preamble hereto, as may be adjusted from time to time.

“Expiration Date” shall mean the date that is 60 months from the date of issuance of this Warrant.

“Fair Market Value” shall have the meaning set forth in Section 2.8(b).

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“Holder” shall have the meaning set forth in the preamble hereto.

“Loan Agreement” shall mean that certain Loan Agreement dated as of the date hereof among the Company, as borrower, and Eco Integrated Technologies, Inc. (“EIT”), as lender, as amended, restated or otherwise modified from time to time.

“Person” shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Warrant” shall have the meaning set forth in the introduction hereto.

“Warrant Office” shall have the meaning set forth in Section 3.1.

“Warrant Shares” shall mean the Common Shares into which this Warrant may be exercised.

1.2          Accounting Terms and Determinations. Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Holder hereunder shall be prepared, in accordance with accounting principles generally accepted in the United States (“GAAP”). All calculations made for the purposes of determining compliance with the terms of this Warrant shall (except as otherwise expressly provided herein) be made by application of GAAP.

1.3          Rules of Construction. The title of and the section and paragraph headings in this Warrant are for convenience of reference only and shall not govern or affect the interpretation of any of the terms or provisions of this Warrant. The use herein of the masculine, feminine or neuter forms shall also denote the other forms, as in each case the context may require. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Warrant has been chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party. In the case of this Warrant, (a) the meanings of defined terms are equally applicable to the singular and plural forms of the defined terms; (b) Annex, Exhibit, Schedule and Section references are to this Warrant unless otherwise specified; (c) the term “including” is not limiting and means “including but not limited to”; (d) in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” the words “to” and “until” each mean “to but excluding,” and the word “through” means “to and including”; (e) unless otherwise expressly provided in this Warrant, (i) references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of the Warrant, and (ii) references to any statute or regulation shall be construed as including all statutory and regulatory provisions amending, replacing, supplementing or interpreting such statute or regulation; and (f) this Warrant may use several different limitations, tests or measurements to regulate the same or similar matters, all of which are cumulative and each shall be performed in accordance with its terms.

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ARTICLE II
EXERCISE OF WARRANTS

2.1          Method of Exercise.

(a)          This Warrant may be exercised in whole or in part by the Holder hereof at any time, and from time to time, before 5:00 p.m., Irvine, California time, on the Expiration Date. To exercise this Warrant, the Holder hereof shall deliver to the Company, at the Warrant Office designated herein, (i) a written notice in the form of the Subscription Notice attached as Exhibit A hereto, stating therein the election of such Holder to exercise this Warrant in the manner provided in the Subscription Notice, (ii) payment in full of the Exercise Price as provided in Section 2.1(b), and (iii) this Warrant. This Warrant shall be deemed to be exercised on the date of receipt by the Company of the Subscription Notice, accompanied by payment for the Warrant Shares and surrender of this Warrant, and such date is referred to herein as the “Exercise Date.” If the Holder exercises this Warrant as set forth herein, then the Company shall, as promptly as practicable and in any event within 10 business days after the Exercise Date, issue and deliver, or cause to be issued and delivered, to such Holder a certificate or certificates for the full number of Warrant Shares set forth in the Subscription Notice. As permitted by applicable law, the Person in whose name the certificates for Common Shares are to be issued shall be deemed to have become a holder of record of such Common Shares on the Exercise Date and shall be entitled to all of the benefits of such holder on the Exercise Date, including the right to receive dividends and other distributions for which the record date falls on or after the Exercise Date and to exercise voting rights.

(b)          At the discretion of the Holder, the Holder shall pay the Exercise Price for all Warrant Shares purchased hereunder in full (i) in cash or by certified check or wire transfer of immediately available funds, (ii) by Cashless Exercise (as described in Section 2.9), or (iii) pursuant to any combination of (i) or (ii).

2.2          Warrant Shares. The number of Common Shares that Holder is entitled to purchase hereunder shall be that number of shares as equates to the Warrant Coverage Rate, as defined in the Loan Agreement. For clarity, for each ten thousand dollars ($10,000), or portion thereof, advanced by EIT under the Loan Agreement, this Warrant shall be exercisable to purchase a number of Common Shares equating to one-half percent (0.5%) of the issued and outstanding Common Shares of the Company, after giving effect to such purchase. As an example, if the Company has outstanding 100,000 Common Shares and borrows $45,000 under the Loan Agreement, this Warrant would be exercisable to purchase 2.25% of the total issued and outstanding Common Shares, or 2,302 Common Shares.

2.3          Expenses and Taxes. The Company shall pay all expenses and taxes (including all documentary, stamp, transfer or other transactional taxes) attributable to the preparation, issuance or delivery of this Warrant and of the Common Shares issuable upon exercise of this Warrant, other than income taxes.

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2.4          Reservation of Common Shares. So long as this Warrant remains outstanding, the Company shall reserve, free from preemptive or similar rights, out of its authorized but unissued Common Shares, and solely for the purpose of effecting the exercise of this Warrant, a sufficient number of Common Shares to provide for the complete exercise of this Warrant.

2.5          Valid Issuance. All Common Shares issued upon exercise of this Warrant will, upon payment of the Exercise Price and issuance by the Company, be duly authorized, validly and legally issued, fully paid and nonassessable and free and clear of all taxes, liens, security interests, charges and other encumbrances or restrictions with respect to the issuance thereof and, without limiting the generality of the foregoing, the Company shall take all actions necessary to ensure such result and shall not take any action which will cause a contrary result.

2.6          Acknowledgment of Rights. At the time of the exercise of this Warrant in accordance with the terms hereof and upon the written request of the Holder hereof, the Company will acknowledge in writing its continuing obligation to afford to such Holder any rights to which such Holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant; provided, however, that if the Holder hereof shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such Holder any such rights.

2.7          Adjustment of Number of Shares. To prevent dilution of the rights granted under this Warrant, the Exercise Price and the number of Common Shares purchasable hereunder are subject to adjustment from time to time as follows:

(a)          Conversion or Redemption of Common Shares. Should all of the Common Shares be at any time prior to the Expiration Date redeemed, exchanged, substituted or converted into shares or any other security of the Company, then this Warrant shall become immediately exercisable prior to such event for that number of Common Shares equal to the number of Common Shares that would have been received if this Warrant had been exercised in full and the Common Shares received thereupon had been simultaneously converted immediately prior to such event, and the Exercise Price shall immediately be adjusted to equal the quotient obtained by dividing (i) the aggregate Exercise Price of the maximum number of shares of Common Shares for which this Warrant was exercisable immediately prior to such conversion, exchange, substitution or redemption, by (ii) the number of shares of Common Shares for which this Warrant is exercisable immediately after such conversion, exchange, substitution or redemption.

(b)          Offer. If at any time while this Warrant, or any portion hereof, is outstanding and unexpired there shall be an offer for all of the Common Shares whether in the form of cash, securities or otherwise, then, as a part of such offer, lawful provision shall be made so that the Holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares or other securities of the offeror that a holder of the Common Shares issuable upon exercise of this Warrant would have been entitled to receive in such offer if this Warrant had been exercised in full immediately before such offer, all subject to further adjustment as provided in this Section 2.7. The foregoing provisions of this Section 2.7(b) shall similarly apply to successive offers and to the shares that are at the time receivable upon the exercise of this Warrant. If the per-share consideration payable to the Holder hereof for shares in connection with any such offer is in a form

Warrant – EETIL (2014)	8

other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company’s Board of Directors or equivalent governing body. In all events, appropriate adjustment (as determined in good faith by the Company’s Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

(c)          Reclassification. If the Company, at any time while this Warrant, or any portion hereof, remains outstanding and unexpired by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 2.7. No adjustment shall be made pursuant to this Section 2.7(c), upon any conversion, exchange, substitution or redemption of the Common Shares that is the subject of Section 2.7(a).

(d)          Split, Subdivision or Combination of Shares. If the Company at any time while this Warrant, or any portion hereof, remains outstanding and unexpired shall split, subdivide or consolidate the securities as to which purchase rights under this Warrant exist, into a different number of securities of the same class, the Exercise Price for such securities shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination.

(e)          Adjustments for Dividends in Shares or Other Securities or Property. If while this Warrant remains outstanding and unexpired, the holders of the securities as to which purchase rights under this Warrant exist at the time shall have received, or, on or after the record date fixed for the determination of eligible shareholders, shall have become entitled to receive, without payment therefor, other or additional shares or other securities or property (other than cash) of the Company by way of dividend, then and in each case, this Warrant shall represent the right to acquire, in addition to the number of shares of the security receivable upon exercise of this Warrant, and without payment of any additional consideration therefor, the amount of such other or additional shares or other securities or property (other than cash) of the Company that such holder would hold on the date of such exercise had it been the holder of record of the security receivable upon exercise of this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional shares available by it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this Section 2.7.

(f)          Other Dilutive Events. In case any event shall occur as to which the provisions of this Section 2.7 are not strictly applicable, but the failure to make any adjustment would not fairly protect the purchase rights presented by the Warrant in accordance with the essential intent and principles of this Section 2.7, then, in each such case, the Company shall make a good faith adjustment to the Exercise Price and the number of Common Shares in accordance with the intent of this Section 2.7 and, upon the written request of the Holder, shall appoint an independent

Warrant – EETIL (2014)	9

financial expert, which shall give their opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles of this Section 2.7.

(g)          Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this Section 2.7, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each Holder of this Warrant a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request, at any time, of any such Holder, furnish or cause to be furnished to such Holder a like certificate setting forth: (i) such adjustments and readjustments, (ii) the Exercise Price at the time in effect, and (iii) the number of shares and the amount, if any, of other property that at the time would be received upon the exercise of the Warrant.

(h)          No Impairment. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 2.7 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against impairment.

2.8          Cashless Exercise.

(a)          Notwithstanding any provisions herein to the contrary, if the fair market value of one Common Share is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the Holder may elect to receive Common Shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Subscription Notice and notice of such election in which event the Company shall issue to the Holder a number of Common Shares computed using the following formula:

X =	Y (A-B)
A

Where:

X =	the number of Common Shares to be issued to the Holder
Y =	the number of Common Shares purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)
A =	the Fair Market Value of one Common Share (at the date of such calculation)
B =	the Exercise Price (as adjusted to the date of such calculation)

(b)          For purposes of this Warrant, the “Fair Market Value” of a Common Share as of any date (the “Value Date”) shall be the price per Common Share as follows:

(i)           If the Common Shares are listed on a national securities exchange or admitted to unlisted trading privileges on such exchange, the Fair Market Value shall be the last reported sale price of the security on such exchange on the last business day prior to the Value Date or if no such sale is made on such day, the average of the closing bid and asked prices for such day on such exchange;

Warrant – EETIL (2014)	10

(ii)          If the Common Shares are not so listed or so admitted to unlisted trading privileges, the Fair Market Value shall be the mean of the last reported best bid and best asked prices reported by the Pink Sheets LLC or the mean of the last reported bid and asked price quoted on the OTC Bulletin Board® on the last business day prior to the Value Date; or

(iii)         If neither (i) nor (ii) are applicable, then the Fair Market Value shall be determined by the Board of Directors of the Company in good faith; provided, however, that if the Holder disagrees with such valuation by the Company’s Board of Directors and provides notice of such disagreement to the Company requesting an independent valuation, the Company shall select an Independent Financial Expert (as defined below) who shall determine the value of such Common Shares. For purposes of this Section 2.8(b)(iii), “Independent Financial Expert” shall mean an investment banking firm selected by the Board of Directors of the Company (A) that does not (and whose directors, officers, employees and affiliates do not) have a direct or indirect financial interest in the Company or any of its affiliates, (B) that has not been, and, at the time it is called upon to serve as an Independent Financial Expert under this Warrant is not (and none of whose directors, officers, employees or affiliates is) a promoter, director or officer of the Company, (C) that has not been retained by the Company or any of its affiliates for any purpose, other than to perform an equity valuation, within the preceding 12 months, and (D) that, in the good faith judgment of the Board of Directors of the Company, is otherwise qualified to serve as an independent financial advisor.

ARTICLE III
TRANSFER

3.1          Warrant Office. The Company shall maintain an office for certain purposes specified herein (the “Warrant Office”), which office shall be the Company’s principal executive offices, and may subsequently be such other office of the Company or of any transfer agent of the Common Shares as to which written notice has previously been given to the Holder. The Company shall maintain, at the Warrant Office, a register for this Warrant in which the Company shall record (a) the name and address of the Person in whose name this Warrant has been issued (as well as the name and address of each permitted assignee of the rights of the registered owner hereof) and (b) the number of Warrant Shares issuable upon the exercise or exchange hereof.

3.2          Ownership of Warrant. The Company may deem and treat the Person in whose name this Warrant is registered as the Holder and owner hereof until provided with written notice to the contrary.

3.3          Restrictions on Transfer of Warrant.

(a)          The Warrant and the Warrant Shares are not transferable directly or indirectly, in whole or in part, except in the case of any transfer that is in compliance with applicable securities laws. Any transfers of the Warrant will be without charge to the Holder except that any securities transfer taxes due on transfer of the Warrant will be paid by Holder. Restrictive legends setting forth the above restrictions on transfer will be set forth on any Warrant Shares issued on exercise of the Warrant.

Warrant – EETIL (2014)	11

(b)          Subject to Section 3.3(a), the Holder may assign, convey or transfer this Warrant and any rights hereunder without the prior written consent of the Company to any person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Holder or the parent of the Holder, or a successor in interest to the Holder that acquires the voting control of the Holder or all or substantially all of the Holder’s assets. The rights and obligations of the Company and the Holder under this Warrant shall be binding upon and benefit their respective permitted successors, assigns, heirs, administrators and transferees.

ARTICLE IV
MISCELLANEOUS

4.1          Entire Agreement. This Warrant contains the entire agreement between the Holder hereof and the Company with respect to the Warrant Shares purchasable upon exercise hereof and the related transactions and supersede all prior arrangements or understandings with respect thereto.

4.2          Governing Law. This Warrant shall be a contract made under and governed by the internal laws of the State of California applicable to contracts made and to be performed entirely within such state, without regard to conflict of law principles.

4.3          Waiver and Amendment. Any term or provision of this Warrant may be waived at any time by the party which is entitled to the benefits thereof. Any term or provision of this Warrant may be amended or supplemented at any time by agreement of the Holder hereof and the Company. Any waiver of any term or condition, or any amendment or supplementation, of this Warrant shall be in writing. A waiver of any breach or failure to enforce any of the terms or conditions of this Warrant shall not in any way affect, limit or waive a party’s rights hereunder at any time to enforce strict compliance thereafter with every term or condition of this Warrant.

4.4          Severability. In the event that any one or more of the provisions contained in this Warrant shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in any other respect and the remaining provisions of this Warrant shall not, at the election of the party for whom the benefit of the provision exists, be in any way impaired.

4.5          Copy of Warrants. A copy of this Warrant shall be filed among the records of the Company.

4.6          Notice. Any notice or other document required or permitted to be given or delivered to the Holder hereof shall be in writing and delivered at, or sent by certified or registered mail or by facsimile to such Holder at, the last address shown on the books of the Company maintained at the Warrant Office for the registration of this Warrant or at any more recent address of which the Holder hereof shall have notified the Company in writing. Any notice or other document required or permitted to be given or delivered to the Company, other than such notice or documents required to be delivered to the Warrant Office, shall be delivered at, or sent by certified or registered mail or by facsimile to, the Warrant Office.

4.7          Limitation of Liability; Rights as a Shareholder. No provision hereof, in the absence of affirmative action by the Holder hereof to purchase Common Shares, and no mere enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder

Warrant – EETIL (2014)	12

for the purchase price of any Common Shares or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company. Except as otherwise provided herein, this Warrant does not confer upon the Holder any right to vote or consent to or to receive notice as a shareholder of the Company, in respect of any matters whatsoever.

4.8          Exchange, Loss, Destruction, etc. of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, mutilation or destruction of this Warrant, and in the case of any such loss, theft or destruction upon delivery of an appropriate affidavit in such form as shall be reasonably satisfactory to the Company and include reasonable indemnification of the Company, or in the event of such mutilation upon surrender and cancellation of this Warrant, the Company will make and deliver a new Warrant of like tenor, in lieu of such lost, stolen, destroyed or mutilated Warrant. Any Warrant issued under the provisions of this Section 4.8 in lieu of any Warrant alleged to be lost, destroyed or stolen, or in lieu of any mutilated Warrant, shall constitute an original contractual obligation on the part of the Company. This Warrant shall be promptly canceled by the Company upon the surrender hereof in connection with any exchange or replacement. The Company shall pay all taxes (other than securities transfer taxes or income taxes) and all other expenses and charges payable in connection with the preparation, execution and delivery of Warrants pursuant to this Section.

[The Remainder of this Page Intentionally Left Blank]

Warrant – EETIL (2014)	13

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed in its name.

Dated: December 31, 2014.

ECO ENVIRO TECHNOLOGIES
INTERNATIONAL LIMITED

	By:	/s/ Anthony C. Sudol, III
	Name:	Anthony C. Sudol, III
	Title:	President and CEO

SIGNATURE PAGE TO THE WARRANT

EXHIBIT A

SUBSCRIPTION NOTice

Date: _______________, 20___

Eco Enviro Technologies International Limited

________________________________

________________________________

Attention: _________________

Ladies and Gentlemen:

☐	The undersigned (the “Purchaser”) hereby elects to exercise this Warrant issued to it by Eco Enviro Technologies International Limited (the “Company”) and dated as of __________, 2014 (the “Warrant”) and to purchase thereunder __________ Common Shares of the Company (the “Common Shares”) at a purchase price of $[___] per share, or an aggregate purchase price of $__________ (the “Purchase Price”).

☐	The Purchaser hereby elects to convert the value of the Warrant pursuant to the provisions of Section 2.1 of the Warrant through the following methodology:

☐	Cash, Certified Check or Wire Transfer

☐	Cashless Exercise

Pursuant to the terms of the Warrant, the undersigned has delivered the Purchase Price herewith in full in cash, by certified check or wire transfer or by delivery of the Warrant pursuant to the provisions thereof.

Very truly yours,

[Holder]

By:
Name:
Title:

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